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                                                                     Exhibit 5.1


                    [LETTERHEAD OF MALONEY, MEHLMAN & KATZ]




                               November 21, 1997


Board of Directors
Credentials Services International, Inc.
333 City Boulevard West, 10th Fl.
Orange, California  92868

         Re:     Registration Statement on Form S-1 (Reg. No. 333-37461)

Gentlemen:

         We are acting as counsel for Credentials Services International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 6,325,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, all of which consist of authorized but heretofore unissued shares to be offered and sold by the Company as well as outstanding shares of Common Stock to be offered and sold by the Selling Stockholders named in the above-entitled registration statement and amendments thereto (as so amended, the "Registration Statement") (including an aggregate of 825,000 shares subject to the underwriters' over-allotment option).

         We are of the opinion that (a) the shares of Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, and (b) the outstanding shares of Common Stock to be offered and sold by the Selling Stockholders in the manner described in the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,


                                        /s/ Maloney, Mehlman & Katz